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Eye  Care  Centers  of  America,  Inc.                         Exhibit  21.1
Subsidiaries  of  the  Registrant
For  the  Year  Ended  12/28/02


                                                       Jurisdiction of . . . Name under which the
Subsidiary. . . . . . . . . . . . . . . . . . . . . .  Incorporation         subsidiary does business
-----------------------------------------------------  --------------------  ---------------------------------

Enclave Advancement Group, Inc.(A). . . . . . . . . .  Texas                 Enclave Advancement Group, Inc.

ECCA Managed Vision Care, Inc.(A) . . . . . . . . . .  Texas                 ECCA Managed Vision Care, Inc.

Visionworks Holdings, Inc.(A) . . . . . . . . . . . .  Florida               Visionworks Holdings, Inc.

Visionworks, Inc.(B). . . . . . . . . . . . . . . . .  Florida               Visionworks

Visionworks Properties, Inc.(B) . . . . . . . . . . .  Florida               Visionworks Properties, Inc.

Eye Care Holdings, Inc. (A) . . . . . . . . . . . . .  Delaware              Eye Care Holdings, Inc.

Hour Eye's, Inc. (C). . . . . . . . . . . . . . . . .  Maryland              Hour Eyes

Metropolitan Vision Services, Inc. (C). . . . . . . .  Virginia              Metropolitan Vision Services

Visionary Retail Management, Inc. (C) . . . . . . . .  Delaware              Visionary Retail Management, Inc.

Visionary Properties, Inc. (C). . . . . . . . . . . .  Delaware              Visionary Properties, Inc.

Visionary MSO, Inc. (C) . . . . . . . . . . . . . . .  Delaware              Visionary MSO, Inc.

Stein Optical, Inc. (C) . . . . . . . . . . . . . . .  Delaware              Stein Optical, Inc.

Vision World, Inc. (C). . . . . . . . . . . . . . . .  Delaware              Vision World, Inc.

Eye DRx Retail Management, Inc. (C) . . . . . . . . .  Delaware              Eye DRx Retail Management, Inc.


(A)  100% owned by Eye Care Centers of America, Inc.
(B)  100% owned by Visionworks Holdings, Inc.
(C)  100% owned by Eye Care Holdings, Inc.
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